Exhibit 99.1

Microsoft Cloud Strength Drives First Quarter Results

REDMOND, Wash. — October 26, 2021 — Microsoft Corp. today announced the following results for the quarter ended September 30, 2021, as compared to the corresponding period of last fiscal year:

•	Revenue was $45.3 billion and increased 22%
•	Operating income was $20.2 billion and increased 27%
•	Net income was $20.5 billion GAAP and $17.2 billion non-GAAP, and increased 48% and 24%, respectively
•	Diluted earnings per share was $2.71 GAAP and $2.27 non-GAAP, and increased 49% and 25%, respectively
•	GAAP results include a $3.3 billion net income tax benefit explained in the Non-GAAP Definition section below

“Digital technology is a deflationary force in an inflationary economy. Businesses – small and large – can improve productivity and the affordability of their products and services by building tech intensity,” said Satya Nadella, chairman and chief executive officer of Microsoft. “The Microsoft Cloud delivers the end-to-end platforms and tools organizations need to navigate this time of transition and change.”

“We delivered a strong start to the fiscal year with our Microsoft Cloud generating $20.7 billion in revenue for the quarter, up 36% year over year,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2020 As Reported (GAAP)	$37,154	$15,876	$13,893	$1.82
2021 As Reported (GAAP)	$45,317	$20,238	$20,505	$2.71
Net income tax benefit related to transfer of intangible properties	—	—	(3,291)	(0.44)
2021 As Adjusted (non-GAAP)	$45,317	$20,238	$17,214	$2.27
Percentage Change Y/Y (GAAP)	22%	27%	48%	49%
Percentage Change Y/Y (non-GAAP)	22%	27%	24%	25%
Percentage Change Y/Y (non-GAAP) Constant Currency	20%	24%	22%	23%

Business Highlights

Revenue in Productivity and Business Processes was $15.0 billion and increased 22% (up 20% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 18% (up 16% in constant currency) driven by Office 365 Commercial revenue growth of 23% (up 21% in constant currency)
•	Office Consumer products and cloud services revenue increased 10% (up 8% in constant currency) and Microsoft 365 Consumer subscribers increased to 54.1 million
•	LinkedIn revenue increased 42% (up 39% in constant currency) driven by Marketing Solutions growth of 61% (up 59% in constant currency)
•	Dynamics products and cloud services revenue increased 31% (up 29% in constant currency) driven by Dynamics 365 revenue growth of 48% (up 45% in constant currency)

Revenue in Intelligent Cloud was $17.0 billion and increased 31% (up 29% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 35% (up 33% in constant currency) driven by Azure and other cloud services revenue growth of 50% (up 48% in constant currency)

Revenue in More Personal Computing was $13.3 billion and increased 12% (up 11% in constant currency), with the following business highlights:

•	Windows OEM revenue increased 10%
•	Windows Commercial products and cloud services revenue increased 12% (up 10% in constant currency)
•	Xbox content and services revenue increased 2% (relatively unchanged in constant currency)
•	Search and news advertising revenue excluding traffic acquisition costs increased 40% (up 39% in constant currency)
•	Surface revenue decreased 17% (down 19% in constant currency)

Microsoft returned $10.9 billion to shareholders in the form of share repurchases and dividends in the first quarter of fiscal year 2022, an increase of 14% compared to the first quarter of fiscal year 2021.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Environmental, Social, and Governance (ESG)

To better execute Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chairman and chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Keith Dolliver, deputy general counsel, and Brett Iversen, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on October 26, 2022.

Non-GAAP Definition

Transfer of Intangible Properties. In the first quarter of fiscal year 2022, Microsoft transferred certain intangible properties from our Puerto Rico subsidiary to the United States. The transfer of intangible properties resulted in a net tax benefit of $3.3 billion in the first quarter of fiscal 2022, as the value of future United States tax deductions exceeds the current tax liability from the United States Global Intangible Low-Taxed Income tax.

Microsoft has provided non-GAAP financial measures related to the transfer of intangible properties to aid investors in better understanding our performance. Microsoft believes these non-GAAP measures assist investors by providing additional insight into its operational performance and help clarify trends affecting its business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2020 As Reported (GAAP)	$37,154	$15,876	$13,893	$1.82
2021 As Reported (GAAP)	$45,317	$20,238	$20,505	$2.71
2021 As Adjusted (non-GAAP)	$45,317	$20,238	$17,214	$2.27
Percentage Change Y/Y (GAAP)	22%	27%	48%	49%
Percentage Change Y/Y (non-GAAP)	22%	27%	24%	25%
Constant Currency Impact	$605	$500	$248	$0.03
Percentage Change Y/Y (non-GAAP) Constant Currency	20%	24%	22%	23%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2020 As Reported (GAAP)	$12,319	$12,986	$11,849
2021 As Reported (GAAP)	$15,039	$16,964	$13,314
Percentage Change Y/Y (GAAP)	22%	31%	12%
Constant Currency Impact	$253	$216	$136
Percentage Change Y/Y (non-GAAP) Constant Currency	20%	29%	11%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended September 30, 2021
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y (non-GAAP) Constant Currency
Office Commercial products and cloud services	18%	(2)%	16%
Office 365 Commercial	23%	(2)%	21%
Office Consumer products and cloud services	10%	(2)%	8%
LinkedIn	42%	(3)%	39%
LinkedIn Marketing Solutions	61%	(2)%	59%
Dynamics products and cloud services	31%	(2)%	29%
Dynamics 365	48%	(3)%	45%
Server products and cloud services	35%	(2)%	33%
Azure and other cloud services	50%	(2)%	48%
Windows OEM	10%	0%	10%
Windows Commercial products and cloud services	12%	(2)%	10%
Xbox content and services	2%	(2)%	0%
Search and news advertising excluding traffic acquisition costs	40%	(1)%	39%
Surface	(17)%	(2)%	(19)%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential consequences under trade, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of September 30, 2021. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Brett Iversen, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended September 30,
	2021	2020

Revenue:
Product	$16,631	$15,803
Service and other	28,686	21,351

Total revenue	45,317	37,154

Cost of revenue:
Product	3,792	3,597
Service and other	9,854	7,405

Total cost of revenue	13,646	11,002

Gross margin	31,671	26,152
Research and development	5,599	4,926
Sales and marketing	4,547	4,231
General and administrative	1,287	1,119

Operating income	20,238	15,876
Other income, net	286	248

Income before income taxes	20,524	16,124
Provision for income taxes	19	2,231

Net income	$20,505	$13,893

Earnings per share:
Basic	$2.73	$1.84
Diluted	$2.71	$1.82

Weighted average shares outstanding:
Basic	7,513	7,566
Diluted	7,567	7,637

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2021	2020

Net income	$20,505	$13,893

Other comprehensive income (loss), net of tax:
Net change related to derivatives	2	4
Net change related to investments	(422)	(201)
Translation adjustments and other	(119)	111

Other comprehensive loss	(539)	(86)

Comprehensive income	$19,966	$13,807

BALANCE SHEETS

(In millions) (Unaudited)

	September 30, 2021	June 30, 2021

Assets
Current assets:
Cash and cash equivalents	$19,165	$14,224
Short-term investments	111,450	116,110

Total cash, cash equivalents, and short-term investments	130,615	130,334
Accounts receivable, net of allowance for doubtful accounts of $536 and $751	27,349	38,043
Inventories	3,411	2,636
Other current assets	12,951	13,393

Total current assets	174,326	184,406
Property and equipment, net of accumulated depreciation of $52,469 and $51,351	63,772	59,715
Operating lease right-of-use assets	11,575	11,088
Equity investments	6,393	5,984
Goodwill	50,455	49,711
Intangible assets, net	7,794	7,800
Other long-term assets	21,103	15,075

Total assets	$335,418	$333,779

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,832	$15,163
Current portion of long-term debt	3,249	8,072
Accrued compensation	6,894	10,057
Short-term income taxes	6,272	2,174
Short-term unearned revenue	38,465	41,525
Other current liabilities	10,816	11,666

Total current liabilities	80,528	88,657
Long-term debt	50,039	50,074
Long-term income taxes	25,715	27,190
Long-term unearned revenue	2,550	2,616
Deferred income taxes	212	198
Operating lease liabilities	10,050	9,629
Other long-term liabilities	14,346	13,427

Total liabilities	183,440	191,791

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,510 and 7,519	83,751	83,111
Retained earnings	66,944	57,055
Accumulated other comprehensive income	1,283	1,822

Total stockholders’ equity	151,978	141,988

Total liabilities and stockholders’ equity	$335,418	$333,779

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2021	2020

Operations

Net income	$20,505	$13,893

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	3,212	2,645

Stock-based compensation expense	1,702	1,456

Net recognized gains on investments and derivatives	(364)	(128)

Deferred income taxes	(5,970)	(11)

Changes in operating assets and liabilities:

Accounts receivable	10,486	8,843

Inventories	(777)	(808)

Other current assets	940	(54)

Other long-term assets	(598)	(62)

Accounts payable	(471)	315

Unearned revenue	(2,885)	(3,064)

Income taxes	2,653	(983)

Other current liabilities	(4,143)	(2,951)

Other long-term liabilities	250	244

Net cash from operations	24,540	19,335

Financing

Repayments of debt	(4,826)	0

Common stock issued	612	545

Common stock repurchased	(7,684)	(6,743)

Common stock cash dividends paid	(4,206)	(3,856)

Other, net	(172)	(235)

Net cash used in financing	(16,276)	(10,289)

Investing

Additions to property and equipment	(5,810)	(4,907)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(1,206)	(481)

Purchases of investments	(10,309)	(14,580)

Maturities of investments	8,862	14,266

Sales of investments	5,630	2,414

Other, net	(417)	(2,083)

Net cash used in investing	(3,250)	(5,371)

Effect of foreign exchange rates on cash and cash equivalents	(73)	(46)

Net change in cash and cash equivalents	4,941	3,629

Cash and cash equivalents, beginning of period	14,224	13,576

Cash and cash equivalents, end of period	$19,165	$17,205

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended September 30,
	2021	2020

Revenue
Productivity and Business Processes	$15,039	$12,319
Intelligent Cloud	16,964	12,986
More Personal Computing	13,314	11,849

Total	$45,317	$37,154

Operating Income
Productivity and Business Processes	$7,581	$5,706
Intelligent Cloud	7,562	5,422
More Personal Computing	5,095	4,748

Total	$20,238	$15,876